Exhibit 10.4

Execution Copy
No. 001	$600,000
Date:  March 21, 2013

MEETME, INC.
CONVERTIBLE PROMISSORY NOTE

           THIS NOTE is a duly authorized and issued note of MeetMe, Inc., a Delaware corporation (the “Company”), designated as its Convertible Promissory Note, in the principal amount of $600,000 (the “Note”).

           FOR VALUE RECEIVED, the Company promises to pay MeetMoi LLC (the “Holder”), the principal sum of Six Hundred Thousand Dollars ($600,000) (the “Original Principal Amount”), on September 20, 2013 (the “Maturity Date”), or such earlier date as the Note is required or permitted to be repaid as provided hereunder.  Payment shall be made in lawful money of the United States of America to the Holder at its address as provided in Section 8 or by wire transfer to such account specified from time to time by the Holder hereof for such purpose as provided in Section 8.

1.              Definitions.  In addition to the terms defined elsewhere in this Note, the following terms have the meanings indicated:

“Business Day” means any day except Saturday, Sunday and any day that shall be a federal legal holiday or a day on which banking institutions in the Commonwealth of Pennsylvania are authorized or required by law or other governmental action to close.

“Event of Default” means any (i) default in the payment of any principal amount of the Note, as and when the same becomes due and payable, or (ii) any bankruptcy proceedings filed by or against the Company or any general assignment by the Company of its assets for the benefit of its creditors.

“NYSE” means the NYSE MKT.

“Trading Day” means any day other than a Saturday or a Sunday on which the NYSE is open for trading in equity securities.

“VWAP” means the volume weighted average price (the aggregate sales price of all trades of Common Shares during each Trading Day divided by the total number of shares of Common Shares traded during such Trading Day) of the Common Shares during any Trading Day as reported by Bloomberg, L.P. using the AQR function.

2.              Interest. The Company shall not pay any interest to the Holder prior to the Maturity Date on the aggregate then outstanding principal amount of this Note.  If payment of this Note is not paid on the Maturity Date or in the event of an Event of Default and for so long as such deficiency on an Event of Default continues, interest shall accrue on all sums owing on this Note at the rate of 12% per annum until such Note is paid in full.

3.              Registration of the Note.  The Company shall register the Note upon records to be maintained by the Company for that purpose (the “Note Register”) in the name of each record holder thereof from time to time.  The Company may deem and treat the registered Holder of this Note as the absolute owner hereof for the purpose of any payment hereon, and for all other purposes, absent actual notice to the contrary.

4.              Prepayment. At any time the Company shall be entitled to prepay all or any portion of the outstanding amount of this Note.

5.              Event of Default.

(a)            At any time or times that an Event of Default has occurred and is continuing, the full unpaid principal amount of this Note, shall become immediately due and payable in cash.

(b)           In connection with any Event of Default and upon maturity of this Note, the Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.  Any such declaration may be rescinded and annulled by the Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereto.

6.              Conversion.

(a)            Conversion into Common Shares.

(i)           Subject to Section 6(a)(ii), at any time on or after the Effective Date (as hereinafter defined), the Company shall have the option to convert, as a whole or in part, up to the entire amount outstanding under this Note (the “Conversion Amount”) into fully paid and nonassessable shares of common stock, par value $0.001 per share, of the Company (the “Common Shares”) registered pursuant to Section 6(a)(iii) from time to time at a conversion price (the “Conversion Price”), equal to the average VWAP for the five Trading Days immediately prior to the date upon which the Conversion Notice referred to in Section 6(b) is transmitted, mailed or delivered to Holder in accordance with Section 8 (such date, the “Date of Conversion”).

(ii)           19.99% Limitation. So long as the Common Shares are listed for trading on the NYSE or an exchange or quotation system with a rule substantially similar to Rule 312.03 of the NYSE Listed Company Manual then, notwithstanding anything to the contrary contained herein if, at any time (the “Triggering Event”), the aggregate number of Common Shares then issued upon conversion of the Note (including any shares of capital stock or rights to acquire shares of capital stock issued by the Company which are aggregated or integrated with the Common Shares issued or issuable upon conversion of the Note for purposes of such rule) equals 19.99% of the Outstanding Common Amount (as hereinafter defined), the Note (1) shall, from that time forward, cease to be convertible into Common Shares in accordance with the terms of Section 6(a)(i), unless the Company (A) has obtained approval (“Shareholder Approval”) of the issuance of the Common Shares upon conversion of the Note by a majority of the total votes cast on such proposal, in person or by proxy, by the holders of the then outstanding Common Shares (not including (x) any Common Shares held by present or former holders of Note that were issued upon conversion of Note or (y) any shares of capital stock or rights to acquire shares of capital stock issued by the Company that are held by present or former holders of such shares of capital stock or rights to acquire shares of capital stock which are aggregated or integrated with the Common Shares issued or issuable upon conversion of the Note for purposes of Rule 312.03), or (B) shall have otherwise obtained permission to allow such issuances from NYSE in accordance with Rule 312.03) and (2) shall, from that time forward, be convertible into such Holder’s pro rata share of the Maximum Share Amount (as hereinafter defined).  If the Common Shares are not then listed on NYSE or an exchange or quotation system that has a rule substantially similar to Rule 312.03, the limitations set forth herein shall be inapplicable and of no force and effect.  If the Triggering Event occurs, the Company shall promptly seek Shareholder Approval.  For purposes of this Section 6(a)(ii), “Outstanding Common Amount” means (i) the number of Common Shares outstanding on the earliest date of issuance of the Note or any shares of capital stock or rights to acquire shares of capital stock issued by the Company which are aggregated or integrated with the Common Shares issued or issuable upon conversion of the Note for purposes of such rule plus (ii) any additional shares of Common Shares issued thereafter in respect of such shares pursuant to a stock dividend, stock split or similar event.  The maximum number of Common Shares issuable as a result of the 19.99% limitation set forth herein is hereinafter referred to as the “Maximum Share Amount.”  In the event that Company obtains Shareholder Approval or the approval of NYSE, by reason of the inapplicability of the rules of NYSE or otherwise that the restrictions set forth in this Section 6(a)(ii) shall no longer apply and the number of shares that the Note convert into will be as set forth in the Section 6(a)(i) (such increased number being the “New Maximum Share Amount”) and the references to Maximum Share Amount, above, shall be deemed to be, instead, references to the greater New Maximum Share Amount.  In the event that Shareholder Approval is not obtained, the Maximum Share Amount shall remain unchanged.

(iii)           The number of registered Common Shares issuable upon conversion of any portion of the Conversion Amount shall be determined by dividing (x) such portion of the Conversion Amount by (y) the Conversion Price in effect as of the Date of Conversion.

(b)            Mechanics and Effect of Conversion.  To convert the Note, the Company must deliver to the Holder a duly signed and completed Conversion Notice set forth in Exhibit A hereto upon which the Holder must (a) surrender this Note, duly endorsed, at the principal office of the Company, (b) deliver to the Company appropriate endorsements and transfer documents if required by the Company and (c) pay any tax or duty required to effect the conversion.  At its expense, the Company shall, as soon as practicable following any conversion of this Note pursuant to this Section 6, and in any event within three Business Days of such surrender, issue and deliver to the Holder at such principal office a certificate or certificates for the number of shares of such Common Shares to which the Holder shall be entitled upon such conversion to dispose of in accordance with securities laws but otherwise without restriction hereunder (bearing such legends as are required by applicable securities laws and stock exchange regulations or policies, as required in the opinion of counsel to the Company), together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note.  Issuance of this Note shall constitute full authority to the Company’s officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for Common Shares issuable upon the conversion of this Note.  On partial conversion of this Note, the Company shall issue to the Holder a new Note having identical terms to this Note, except that the principal amount thereof shall equal the difference between (i) the principal amount of this Note immediately prior to such conversion minus (ii) the portion of such principal amount converted into Common Shares.

(c)            Reservation of Stock Issuable Upon Conversion.  The Company shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of this Note, such number of its Common Shares as shall from time to time be sufficient to effect the conversion of this Note; and if at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion of this Note and the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purpose.

(d)            Withholding Taxes.  Notwithstanding any other provision of this Note, the Company shall (i) not be obliged to reimburse, indemnify, make whole or otherwise pay to the Holder, and (ii) be entitled to deduct and withhold from all amounts payable pursuant to this Note, any amounts required by applicable law to be deducted or withheld for any and all taxes, so long as the Company promptly pays the full amount deducted or withheld to the applicable governmental entity in accordance with applicable law.  Any such amounts deducted and not owed or paid to the applicable governmental entity in accordance with applicable law shall be returned to the Holder promptly.  The Holder shall provide any information reasonably requested by the Company to enable it to determine whether taxes must be withheld or deducted and the amount of such withholding or deduction.

(e)            Fractional Share.  No fractional share shall be issuable upon conversion of this Note and the number of shares to be issued shall be rounded down to the nearest whole share.  If the conversion of this Note shall result in the issuance of any fractional share, the Company shall eliminate such fractional share by paying the Holder an amount computed by multiplying such fraction by the fair market value, as determined in good faith by the board of directors of the Company, of a full share.

7.              Registration Statement.  The Company intends to file a registration statement (a “Registration Statement”) to register certain Common Shares for resale under the Securities Act of 1933, as amended, including those that would be issuable upon conversion of the Note.  For the purposes of this Note, the “Effective Date” shall mean the date, if any, prior to the Maturity Date on which the Registration Statement is declared effective by the Securities and Exchange Commission.

8.              Notices.  Any and all notices or other communications or deliveries hereunder shall be in writing in the English language and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 8 prior to 5:00 p.m. (Philadelphia, Pennsylvania time) on a Business Day, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 8 on a day that is not a Business Day or later than 6:30 p.m. (Philadelphia, Pennsylvania time) on any Business Day, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.  The addresses for such communications shall be: (i) if to the Company, to 100 Union Square Drive, New Hope, Pennsylvania, 18938, facsimile: (215) 933-6882, attention Frederic Beckley, or (ii) if to the Holder, to the address or facsimile number appearing on the Company’s Noteholder records or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section 8.

9.              Miscellaneous.

(a)            Binding Nature of Note.  This Note shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that notwithstanding any transfer or assignment hereof, the Company’s obligations under this Note shall remain subject to all defenses available hereunder as well any and all defenses based on breach of the (i) Coexistence Agreement between the parties hereof of even date herewith (the “Coexistence Agreement”), and/or (ii) Memorandum of Settlement between the parties hereof of even date herewith (the “Memorandum”).

(b)            Limitation of Rights.  Subject to Section 9(a), nothing in this Note shall be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or cause under this Note

(c)            GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL.  ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.  EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF NEW YORK, AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS NOTE.  EACH OF THE PARTIES HERETO AGREES TO COMMENCE ANY SUCH ACTION, SUIT OR PROCEEDING EITHER IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR IF SUCH SUIT, ACTION OR OTHER PROCEEDING MAY NOT BE BROUGHT IN SUCH COURT FOR JURISDICTIONAL REASONS, IN ANY STATE COURT LOCATED IN THE CITY OF NEW YORK, NEW YORK.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS NOTE AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF.  NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OF THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(d)            Headings.  The headings herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

(e)            Provisions Severable.  In case any one or more of the provisions of this Note shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Note shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Note.

(f)             Lost, Stolen or Mutilated Note.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note of like tenor representing the outstanding principal.

(g)            Waiver and Amendment.  No provision of this Note may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company; provided, that the Maturity Date hereof and the currency in which any payments on this Note shall be paid may not be waived or amended except in a written instrument signed by the Holder hereof.  No waiver of any default with respect to any provision, condition or requirement of this Note shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(h)            Failure to Register or Deliver Registered Common Stock.  It is understood by the parties that the failure or inability for any reason of the Company (i) to register shares of its Common Stock for possible delivery to Holder hereunder or (ii) to deliver registered Common Shares to Holder on or prior to the Maturity Date shall in no event relieve the Company of its obligation to pay Holder the principal amount of this Note on the Maturity Date.

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           IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

MeetMe, Inc.

By:	/s/ Gavin M. Roy
Name: Gavin M. Roy
Title: Chief Technology Officer

EXHIBIT A

MEETME, INC.

CONVERSION NOTICE

Reference is made to the Convertible Promissory Note (the “Note”) issued to MeetMoi LLC by MeetMe, Inc. (the “Company”).  In accordance with and pursuant to the Note, the Company hereby elects to convert the portion of the Conversion Amount (as defined in the Note) of the Note indicated below into shares of common stock, par value $0.001 per share (the “Common Shares”), of the Company, as of the date specified below.

Registered Holder:

Date of Conversion:

Aggregate Conversion Amount to be converted:

Conversion Price:

Number of shares of Common Shares to be issued:

ACKNOWLEDGMENT

MeetMoi LLC hereby acknowledges this Conversion Notice and hereby directs Action Stock Transfer Corp. to issue the above indicated number of shares of Common Shares in accordance with the transfer agent instructions from the Company to Action Stock Transfer Corp.

MEETME, INC.

By:
Name:
Title: